AGREEMENT

THIS AGREEMENT (this “Agreement”) dated as of March 13, 2009 by and among Lawrence S. Coben (“Coben”), Ronald D. Ormand (“Ormand”), Jon Schotz (“Schotz”), Charles A. Norris (“Norris”), Stephen N. Casati (“Casati”), Bill Goldstein, Olympus Capital Investment, LLC, Jerry Doren, Owen Coleman, Bill Armstrong, Trevor Wilson, Brian McInerney, Richard Kassar, David Levine, Jim Land, David A. Preiser, Gary C. Evans and Jonathan Jacobs (individually a “Seller” and collectively, the “Sellers”), SoftForum Co., Ltd. and Sang-Chul Kim (individually, an “Investor” and collectively, the “Investors”) and Tremisis Energy Acquisition Corporation II, a Delaware corporation (the “Company”).

RECITALS

The Company was formed on July 3, 2007 for the purpose of acquiring an operating business (“Business Combination”).

Sellers collectively own an aggregate of 2,650,000 warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrants”).  In addition, Sellers collectively own an aggregate of 2,433,168 shares (the “Shares”) of Common Stock of the Company.

Coben, Ormand, Casati, Shotz and Norris are officers and/or directors of the Company.

The Investors have approached the Company and the Sellers with a proposal to take control of the Company’s Board of Directors, use their best efforts to introduce the Company to suitable targets for a Business Combination and in consideration therefor to obtain the right to purchase the Warrants.

The Company’s Board of Directors has determined that the Investors offer the Company the best chance to consummate a Business Combination and that it is in the best interests of the Company’s stockholders to enter into this Agreement.

Pursuant to this Agreement, the Sellers will have the option to sell to the Investors and the Investors will have the option to purchase from the Sellers all of the Warrants upon the earlier of (i) the Company’s consummation of a Business Combination, (ii) the Company’s liquidation of its trust account and (iii) December 31, 2009, all upon the terms and subject to the conditions set forth in this Agreement.

As a condition to this Agreement, and in consideration of Investors’ efforts in assisting the Company to consummate a Business Combination, upon consummation of a Business Combination, the Sellers shall transfer, for no additional consideration, an aggregate of 2,333,168 shares of Common Stock to Investors, in the amount set forth next to each Investor’s name as set forth on Schedule 2.3 attached hereto.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in the 1933 Act and the rules and regulations promulgated thereunder.

“Business Day” means any day other than a Saturday, Sunday or legal or bank holiday in the City of New York, State of New York.  If any time period set forth in this Agreement expires on other than a Business Day, such period shall be extended to and through the next succeeding Business Day.

“Common Stock” has the meaning set forth in the Preamble.

“Company SEC Documents” means all documents, as such documents may have been amended (and, if amended, only the most recent form of such document shall be deemed to be one of the “Company SEC Documents”), filed by the Company with the SEC under either the 1933 Act or the 1934 Act since its formation.

“Indemnified Damages” has the meaning set forth in Section 6.1.

“Investors” has the meaning set forth in the Preamble.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset, other than (i) Liens created by Investors and (ii) restrictions on transfer pursuant to securities laws, the Share Escrow Agreement or the Subscription Agreement.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Option Trigger” means the earlier of (i) the Company’s consummation of a Business Combination, (ii) the Company’s liquidation of its trust account and (iii) December 31, 2009.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” has the meaning set forth in Section 3.1.

“Put/Call Escrow Agent” has the meaning set forth in Section 2.1.4.

“SEC” means the Securities and Exchange Commission.

“Seller” and “Sellers” has the meaning set forth in the Preamble.

“Share Escrow Agent” means Continental Stock Transfer and Trust Company.

“Share Escrow Agreement” has the meaning set forth in Section 3.2.5.

“Subscription Agreement” is the agreement executed by each Seller in connection with the purchase of his Warrants.

“Warrants” has the meaning set forth in the Preamble.

Any reference in this Agreement to (i) a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder and (ii) the word “including” shall mean “including, without limitation.”

ARTICLE 2

PUT AND CALL OPTIONS; TRANSFERS

 2.1.           Put and Call Options for Purchase and Sale of Warrants.

2.1.1  Grant of Put Option.  The Investors hereby grant to the Sellers an irrevocable option (the “Put Option”) to require Investors to purchase all, but not less than all, of the Warrants at the Purchase Price, which Put Option may be exercised by the Sellers only following the Option Trigger.  The Put Option shall be terminated and be of no further force or effect in the event that Sellers are in breach of or default of the representations and warranties contained in Section 4.6 of this Agreement.

2.1.2  Grant of Call Option.  Sellers, jointly and severally, hereby grant to the Investors an irrevocable option (the “Call Option”; the Call Option and the Put Option shall sometimes be referred to herein as an “Option”) to purchase at any time following the Option Trigger, all, but not less than all, of the Warrants at the Purchase Price.

2.1.3  Exercise of Option. The Investors or the Sellers, as applicable, may exercise an Option following the Option Trigger by delivering written notice of exercise to the Sellers or the Investors, as applicable, and in either case to the Put/Call Escrow Agent.  Sellers’ written notice of exercise of their Put Option need be executed only by either Coben or Ormand (and all Sellers will be bound by it).  The closing of the purchase and sale of the Warrants pursuant to such an exercise of an Option (the “Closing”) will occur within two (2) business days following the delivery of such notice of exercise. At the Closing, (i) the Put/Call Escrow Agent will deliver to the Investors the certificates representing the Warrants being purchased by the Investors, which shall be transferred by the Sellers free and clear of all Liens, together with the warrant powers related thereto referenced below in Section 3.2.1 and (ii) the Put/Call Escrow Agent will deliver the Purchase Price to the Sellers. The payment shall be made by immediately available funds transferred to a bank account designated by the Sellers to the Put/Call Escrow Agent prior to Closing.  Upon receipt of the Purchase Price, the Sellers hereby acknowledge that they will have no further interest in the Warrants.

2.1.4  Put/Call Escrow. On the date of this Agreement, (i) the Investors shall deposit the Purchase Price by wire transfer to an interest-bearing escrow account maintained by Graubard Miller (“Put/Call Escrow Agent”); and (ii) the Sellers shall deposit the Warrants and the warrant powers with the Put/Call Escrow Agent.  The Purchase Price, Warrants and warrant powers shall be held in escrow by the Put/Call Escrow Agent until the exercise of an Option, pursuant to an escrow agreement dated the date hereof (“Put/Call Escrow Agreement”).

 2.2.           Transfer of Shares.  Upon consummation of a Business Combination, Sellers shall transfer an aggregate of 2,333,168 of the Shares (such Shares referred to herein as the “Transferred Shares”) to Investors, in the amount set forth next to such Seller’s name as set forth on Schedule 2.2 attached hereto, which Transferred Shares shall continue to be held in escrow pursuant to the Share Escrow Agreement.  Sellers have delivered duly executed stock powers and a notice to the Share Escrow Agent evidencing the agreement of the Sellers set forth herein.  The Sellers will receive no cash consideration for the transfer of the Transferred Shares to the Investors.

ARTICLE 3

PURCHASE PRICE; DELIVERIES

 3.1.           Purchase Price.  The consideration to be paid by Investors to Sellers for the Warrants pursuant to the exercise of an Option shall be an aggregate purchase price of $2,100,000, subject to reduction dollar for dollar by the amount in the Company’s operating bank account on the date hereof less than $340,000 (the “Purchase Price”), to be paid after the exercise of an Option to each Seller in the amounts as set forth on Schedule 3.1.

 3.2.           Deliveries by Sellers, Investors and Company. Sellers, Investors or the Company, as the case may be, shall deliver on the date hereof:

3.2.1           Warrants and duly executed warrant powers with respect to the Warrants, which shall be held in escrow by the Put/Call Escrow Agent until their release upon the exercise of an Option;

3.2.2           Amendments to the insider letters previously executed by each Seller, in the form of Exhibits A-1 through A-2 hereto.

3.2.3           An executed letter agreement addressed to the Share Escrow Agent, in the form attached hereto as Exhibit B, with respect to the transfer of the Transferred Shares upon the consummation of a Business Combination, along with appropriate stock powers to effectuate same;

3.2.4           Resignations as director and officer of the Company from Lawrence S. Coben, resignation as President of the Company from Ronald D. Ormand, and resignations as directors of the Company from Stephen N. Casati, Jon Shotz and Charles A. Norris;

3.2.5           Insider letters, in the form attached hereto as Exhibits C-1 through C-2, for each of the Investors (which shall include trust fund indemnity provisions and an acknowledgement by each Investor to become a party to the share escrow agreement (“Share Escrow Agreement”) with respect to his Transferred Shares);

3.2.6           A notice to the Company from the Sellers, in the form attached hereto as Exhibit D, with respect to the assignment of Sellers’ registration rights with respect to the Warrants, the shares of Common Stock underlying the warrants and the Transferred Shares;

3.2.7           An executed letter agreement, in the form attached hereto as Exhibit E, terminating the Company’s use of office space, administrative, technology and secretarial services, at 2925 Briarpark, Houston, Texas;

3.2.8           Irrevocable proxies with respect to voting of the Shares at a meeting of stockholders for the purpose of electing directors;

3.2.9           A certificate, signed by Coben, Ormand and the Chief Executive Officer of the Company, that (i) the Company has extinguished any and all liabilities, except for the liabilities set forth on Schedule 3.2 attached hereto and such liabilities known to the signatories as would not, when paid, reduce the Company’s out of trust cash balance below $315,000, (ii) the Company has a cash balance in its operating bank account outside of the trust account for working capital purposes of no less than $340,000, and (iii) the Company has not executed any definitive agreements, letters of intent or any other agreement or understanding with respect to any Business Combination which has not been abandoned prior to the date hereof;

3.2.10         A certificate, signed by the Chief Executive Officer of the Company, attaching resolutions adopted by the remaining directors following the resignations described in Section 3.2.4 hereto which (i) elect Sang-Chul Kim, David Jin Yoo, Seung Jung Ro and Jhong Won Kim as directors of the Company to fill the vacancies created by such resignations and (ii) appoint Sang-Chul Kim as Chairman and Co-Chief Executive Officer, Ronald D. Ormand as Co-Chief Executive Officer, and Yeon-su Kim as Secretary of the Company, respectively;

3.2.11         An opinion of Graubard Miller in form and substance reasonably acceptable to Investors and an opinion of Mintz Levin in form and substance reasonably acceptable to the Company;

3.2.12         The Put/Call Escrow Agreement; and

3.2.13         Such other certificates, instruments and documents of transfer, if any, as may be necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers, severally and jointly (except for Sections 4.1, 4.4(b), 4.5(b), 4.6, 4.10(b) and 4.15(b) (“Several Provisions”), which shall be made only severally), makes the representations and warranties contained in this Article 4 to Investors, intending that Investors rely on each of such representations and warranties in order to induce Investors to enter into and complete the transactions contemplated by this Agreement.

 4.1.           Authorization of Sellers. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby are within each Seller's powers and have been duly authorized by all necessary action on the part of such Seller. This Agreement constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms.

 4.2.           Company Authorization. This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Company.  The issuance, sale and delivery of the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company.  The shares of Common Stock issuable upon exercise of the Warrants, when issued, will be duly and validly issued, fully paid and non-assessable.

 4.3.           Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

 4.4.           Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by (a) the Company and (b) each Seller, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

 4.5.           Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by (a) the Company and (b) each Seller, do not and will not (i) contravene, conflict with, or result in a violation or breach of any provision of the certificate of incorporation or by-laws of the Company or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to such Seller or the Company, (ii) except as set forth in Schedule 4.5, contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which the Company or any Seller is a party, (iii)  except as set forth in Schedule 4.5, require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any Seller is entitled under any provision of any agreement or other instrument binding upon the Company or any Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of any Seller or the Company, or (iv) result in the creation or imposition of any Lien on the Warrants or shares of Common Stock underlying the Warrants.

 4.6.           Title to Warrants and Shares. Subject to the terms and provisions of the Share Escrow Agreement and Subscription Agreement, each Seller has good and valid legal title to, and beneficial ownership of, the respective Shares and Warrants owned by him and full legal right and power to transfer and deliver the Transferred Shares and Warrants owned by him to Investors in the manner provided in this Agreement. Upon payment of the Purchase Price for the Warrants pursuant to the terms of this Agreement and the transfer of the Transferred Shares, Investors will receive good and valid legal title to, and full beneficial ownership of, the Warrants and Transferred Shares owned by such Seller, free and clear of all Liens, subject to the terms and provisions of the Share Escrow Agreement and the Subscription Agreement.

 4.7.           Capitalization. The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, par value $0.0001 per share, 12,165,837 of which shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which shares are issued and outstanding.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable Federal and state securities laws.  Except as contemplated by this Agreement or as disclosed in the Company SEC Documents (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of the Company’s capital stock other than those arising from securities laws or contemplated in the Company SEC Documents.  Except as set forth in this Agreement or in the Company SEC Documents, no Person is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the 1933 Act.

 4.8.           SEC Filings.   As of its filing date, as any such filing may have been amended prior to the date hereof, each Company SEC Document complied, as to form and content in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

 4.9.           No Undisclosed Material Liabilities. Since September 30, 2008, there has been no material change in the financial condition of the Company.  Except as disclosed in the Company SEC Documents, there are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations incurred in the ordinary course of business consistent with past practices since September 30, 2008 or in connection with the transactions contemplated hereby.

 4.10.         Litigation.  There is no litigation or other administrative or judicial proceedings pending or threatened against (a) the Company or (b) that might endanger each Seller’s right to sell the Warrants owned by him to Investors or to transfer the Transferred Shares owned by him to the Investors. There are no judgments against (a) the Company or (b) against any Seller that might endanger such Seller’s right to sell the Warrants owned by him or to transfer the Transferred Shares owned by him to the Investors in accordance with the terms of this Agreement.

 4.11.         Employment, Consulting and Other Agreements.  No Seller nor any Affiliate of any Seller is a party to any employment agreement or consulting agreement with the Company, or to any other agreement which entitles such Seller or any of his Affiliates to payments from the Company.

 4.12.         Repayment of Loans. Each Seller hereby confirms that all loans made by him or his Affiliates to the Company and/or its Affiliates have been satisfied in full and no such Seller is due any further amounts from the Company or its Affiliates for any purpose.

 4.13.         Possession of Company Property.  Except as set forth on Schedule 4.13, no Seller is in possession of any Company property.

 4.14.         No Other Company Agreements.  No Seller has entered into any agreements on behalf of the Company except such agreements as have been fully performed or agreements that have been filed by the Company as exhibits to the Company SEC Documents.

 4.15.         Finders’ and Advisory Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of (a) the Company or (b) any Seller, who might be entitled to any fee or commission from the Company or any Seller in connection with the transactions contemplated in this Agreement.

 4.16.         Recent Financial Transactions.  Attached hereto as Schedule 4.16 is a ledger of all payments made by the Company between September 30, 2008 and March 3, 2009.  This ledger was prepared from the books and records of the Company and represents all payments made by the Company during this time period.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Investors severally make the representations and warranties contained in this Article 5 to the Company and Sellers intending that the Company and Sellers rely on each of such representations and warranties in order to induce the Company and Sellers to enter into and complete the transactions contemplated by this Agreement.

 5.1.           Authorization. The execution, delivery and performance by Investors of this Agreement and the consummation by Investors of the transactions contemplated hereby are within Investors’ power and have been duly authorized by all necessary action. This Agreement constitutes a valid and binding agreement of Investors, enforceable against Investors in accordance with its terms.

 5.2.           Governmental Authorization. The execution, delivery and performance by Investors of this Agreement and the consummation by Investors of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

 5.3.           Investment Representations.

5.3.1  Acknowledgment.  Each Investor understands and agrees that the Warrants, the shares of common stock underlying the Warrants and the Transferred Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the sale of the Warrants and the transfer of the Transferred Shares will be effected in reliance upon one or more exemptions from registration afforded under the 1933 Act.

5.3.2  Status.  Each Investor represents and warrants to Sellers that such Investor is an “Accredited Investor” as defined in the rules promulgated under the 1933 Act.  Each Investor severally understands that the Warrants will be offered and sold to such Investor and the Transferred Shares transferred to such Investor in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement, in order that the Sellers may determine the applicability and availability of the exemptions from registration on which Sellers are relying.

5.3.3  Opinion.  No Investor will transfer any or all of the Warrants or Transferred Shares absent an effective registration statement under the Act and applicable state securities law covering the disposition of such Warrants, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Act and the registration or qualification requirements of any applicable U.S. state securities laws.

 5.4.           Review of Company SEC Documents.  Each Investor has reviewed the Company SEC Documents, including the exhibits thereto.

 5.5.           No Value of Warrants on Liquidation. Each Investor acknowledges and agrees that the Warrants will become worthless if no Business Combination is consummated and the Investors will have no recourse against Sellers as a result of such event.

 5.6.           Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Investor who might be entitled to any fee or commission from the Company in connection with the transactions contemplated in this Agreement.

ARTICLE 6

INDEMNIFICATION

 6.1.           Indemnification by Sellers. From and after the date of this Agreement, Sellers, severally and jointly (except with respect to the Several Provisions which shall be only severally), shall indemnify, defend and hold harmless Investors, the Company and their respective officers, directors, shareholders, employees, agents and Affiliates and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty or expense or action in respect of such matters (collectively referred to as “Indemnified Damages”), occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, such Seller contained in this Agreement or any other agreement or certificate  provided for in this Agreement or arising out of, or resulting from, the operation of the Company by Sellers prior to the date hereof to the extent that such claim is not covered by directors' and officers' liability insurance maintained by the Company.

 6.2.           Indemnification by Investors. From and after the date of this Agreement, Investors shall indemnify, defend and hold harmless Sellers and their heirs, personal representatives, agents, successors, and Affiliates against any Indemnified Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, Investors contained in this Agreement or any other agreement provided for in this Agreement or arising out of, or resulting from, the operation of the Company by Investors after the date hereof to the extent that such claim is not covered by directors' and officers' liability insurance maintained by the Company.

 6.3.           Notice of Indemnification. Upon receipt by an indemnified party of notice of the commencement against it of any action involving a claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Article 6, shall promptly notify in writing the indemnifying party of such commencement.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Article 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the written consent of such indemnifying party.  The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld).

 6.4.           Charter Protections; Directors’ and Officers’ Liability Insurance.

6.4.1  All rights to indemnification for acts or omissions occurring through the date hereof now existing in favor of any of the Sellers as provided in the Company’s Amended and Restated Certificate of Incorporation and/or by-laws shall survive the execution of this Agreement and the Closing and shall continue in full force and effect in accordance with their terms.

6.4.2  For a period of either (i) six (6) years after the date hereof if the Company consummates a Business Combination or (ii) three (3) years after the date hereof if the Company dissolves and liquidates prior to the consummation of a Business Combination, the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Sellers), with respect to claims arising from facts and events that occurred through the date hereof.

6.4.3  If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.4.

ARTICLE 7

COVENANTS

 7.1.           No Creation of Liens with Respect to Transferred Shares or Warrants. No Seller shall create or allow to be created any Liens with respect to the Transferred Shares or Warrants.

 7.2.           Release of Company and its Officers and Directors.   Sellers hereby release the Company and its officers, directors and shareholders from any claims they may have now or in the future, whether contractual, statutory or otherwise, against any of the Company, its officers, directors and shareholders relating to the Company or its securities, including but not limited to (i) the formation of the Company,  (ii) the operation of the Company (including agreements between the Sellers and the Company) and (iii) the dismissal of any Seller as an officer, director or employee of the Company, if applicable.  Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of (i) any claim for indemnification that any Seller may have against the Company regardless of whether such claim arises after the date hereof or (ii) any rights under this Agreement or any of the agreements executed in connection herewith.

 7.3.           Assignment of Registration Rights.   Sellers hereby conditionally assign to Investors Sellers' rights and obligations under that certain Registration Rights Agreement dated as of December 6, 2007 among the Company and each of the parties executing a signature page thereto with respect to the Warrants, the shares of which stock underlying the Warrants and the Transferred Shares, but shall retain all such rights with respect to any Shares not being transferred to Sellers.

 7.4.           Delivery of Records.  Promptly after the request of Investors, Sellers shall deliver all of the Company’s organization documents, minute and stock record books and the corporate seal, books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and computer software and programs to Investors by delivering such documents to Mintz Levin Cohn Ferris Glovsky & Popeo, P.C. or to such other place as may be requested by Investors.  Sellers may retain copies of all of the foregoing.

 7.5.           Form 10-K.  Ormand agrees to remain as the Company’s Co-Chief Executive Officer and Chief Financial Officer until the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 is filed and to sign the certifications attached as exhibits 31 and 32 thereto in his capacities as Co-Chief Executive Officer and Chief Financial Officer.

 7.6.           Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof.

ARTICLE 8

MISCELLANEOUS

 8.1.           Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, facsimile (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

To the Sellers:                                                                Lawrence S. Coben
c/o Tremisis Energy Acquisition Corporation II
40 West 22nd Street, Suite 11
New York, New York 10010
Facsimile: (212) 253-4047

and

Ronald D. Ormand
2925 Briarpark, Suite 150-A
Houston, Texas  77042
Facsimile: (713) 963-5308

To the Company:                                                          Tremisis Energy Acquisition Corporation II
2925 Briarpark, Suite 150-A
Houston, Texas 77042
Attention: Ronald D. Ormand
Facsimile: (713) 963-5308

In either case, with a copy to:                                       Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile: (212) 818-8881

To Investors:                                                                  SoftForum Co., Ltd.
(135-270) 7th Floor, SoftForum B/D.
545-7 Dogok-Dong,
Gangnam-Gu, Seoul 135-270 S. Korea
Attention: Sang-Chul Kim, Chairman
Facsimile: +82-2-526-8474

With a copy to:                                                              Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
666 Third Avenue
New York, New York  10017
Attention:  Kenneth R. Koch, Esq.
Facsimile: (212) 983-3115

All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section.

 8.2.           Entire Agreement. This Agreement contains the sole and entire binding agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements among them.

 8.3.           Amendment. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the parties affected by the amendment or modification.

 8.4.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, heirs, successors and permitted assigns.

 8.5.           Waiver. Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

 8.6.           Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

 8.7.           Construction. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders.  Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

 8.8.           Section References. All references contained in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, except to the extent that any such reference specifically refers to another document.  All references to Sections shall be deemed to also refer to all subsections of such Sections, if any.

 8.9.           Severability. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

 8.10.         Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any party without the written consent of all other parties; provided, however, Investors may assign this Agreement to an Affiliate or Affiliates of Investors.

 8.11.         Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New York, without application of conflicts of law principles.

 8.12.         Attorneys’ Fees. The Company and the Investors shall pay their respective attorneys’ fees and expenses for the negotiation and preparation of this Agreement and the other agreements contemplated by this Agreement.

 8.13.         Public Disclosure. No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other parties; provided, however, that notwithstanding the foregoing, each party shall be permitted to make required filings with the Securities and Exchange Commission.  With respect to the press release and Form 8-K to be filed in connection with this transaction, the Company shall provide the Sellers and Investors with a copy of such release in advance and a reasonable opportunity to comment thereon.

 8.14.         Currency. All monetary amounts in this Agreement are stated in United States dollars ($) and shall be paid in that currency. No changes shall be made in any of such amounts based upon changes in the value of the United States dollar against any other currency.

 8.15.         Execution in Counterparts; Facsimile Signatures.  This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

 8.16.         Trust Fund Waiver.  Each of SoftForum Co. Ltd. and Sang-Chul Kim hereby waives any right, title, interest or claim of any kind in or to any monies in the Company’s trust account (“Claim”), and each of SoftForum Co. Ltd. and Sang-Chul Kim waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust fund for any reason whatsoever.

[SIGNATURES ON FOLLOWING PAGES]

The parties have executed this Agreement as of the date set forth above.

SELLERS:

/s/ Lawrence S. Coben
Lawrence S. Coben

/s/ Ronald D. Ormand
Ronald D. Ormand

/s/ Stephen N. Casati
Stephen N. Casati

/s/ Jon Schotz
Jon Schotz

/s/ Charles A. Norris
Charles A. Norris

/s/ Bill Armstrong
Bill Armstrong

OLYMPUS CAPITAL INVESTMENT, LLC

By:	/s/ Dean Vanech
Dean Vanech, Member

/s/ Jerry Doren
Jerry Doren

/s/ Owen Coleman
Owen Coleman

/s/ Bill Goldstein
Bill Goldstein

/s/ Trevor Wilson
Trevor Wilson

/s/ David A. Preiser
David A. Preiser

/s/ Brian McInerney
Brian McInerney

/s/ Richard Kassar
Richard Kassar

/s/ David Levine
David Levine

/s/ Jim Land
Jim Land

/s/ Jonathan Jacobs
Jonathan Jacobs

/s/ Gary C. Evans
Gary C. Evans

COMPANY:

TREMISIS ENERGY ACQUISITION CORPORATION II

By:	/s/ Lawrence S. Coben
Name:	Lawrence S. Coben
Title:	Chief Executive Officer

INVESTORS:

SOFTFORUM CO., LTD.

By:	/s/ Sang-Chul Kim
Name:	Sang-Chul Kim
Title:	Chairman

/s/ Sang-Chul Kim
Sang-Chul Kim